EXHIBIT 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Karl Roessner, Chief Executive Officer of Lefteris Acquisition Corp. (the “Company”), herby certify that, to my knowledge:

1.
The Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) of 78o(d); and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: May 16, 2022

/s/ Karl Roessner
Karl Roessner
Chief Executive Officer and Director
(Principal Executive Officer)